Ex 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 17, 2008 (except for Note 20, as to which the date is April 14, 2009) relating to the financial statements of Vuzix Corporation as of and for the years ended December 31, 2006 and 2007, in the Amendment No. 5 to Registration Statement on Form S-1 and related prospectus of Vuzix Corporation dated November 27, 2009.

/s/  Davie Kaplan, CPA, P.C.

Rochester, New York
November 27, 2009